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                                                                    EXHIBIT 99.8



                          FORM OF CUSTODIAN AGREEMENT
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                              CUSTODIAN AGREEMENT


AGREEMENT dated as of October 21, 1988, between ND Tax-Free Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota, having its principal office and place of business at 201 South Broadway, Minot, North Dakota 58701, and First American Bank & Trust of Minot (the "Custodian"), a bank organized under the laws of the State of North Dakota with its principal place of business at 20 First Street SW, Minot, North Dakota 58701.


                              W I T N E S S E T H:



    That for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:


     1.   Definitions.

               Whenever used in this Agreement or in any Schedules to this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          (a) "Authorized Person" shall be deemed to include the President, the Vice President, the Secretary, and the Treasurer of the Fund or any other person, whether or not any such person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to give Oral Instructions and Written Instructions on behalf of the Fund or such other certification as may be received by the Custodian from time to time.

          (b) "Book-Entry System" shall mean the Federal Reserve/ Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees.

          (c) "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission under Section 17(a) of the Securities Exchange Act of 1934, as amended, its successor or successors and its nominee or nominees, in which the Custodian is hereby specifically authorized to make
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deposits.  The term "Depository" shall further mean and include any other person to be named in Written Instructions authorized to act as a depository under the 1940 Act, its successor or successors and its nominee or nominees.

(d) "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to interest and principal by the Government of the United States or agencies or instrumentalities thereof, commercial paper, bank certificates of deposit, bankers' acceptances, and short-term corporate obligations, where the purchase or sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale, repurchase and reverse repurchase agreements with respect to any of the foregoing types of securities, and any other instrument commonly included in the term "Money Market Security" by commercial usage or custom.

(e) "Oral Instructions" shall mean verbal instructions actually received by the Custodian from a person reasonably believed by the Custodian to be an Authorized Person.

(f) "Prospectus" shall mean any current prospectus and statement of additional information relating to the registration of the Fund's Shares under the Securities Act of 1933, as amended, and the 1940 Act.

(g) "Security" or "Securities" shall be deemed to include bonds, debentures, notes, stocks, shares, evidences of indebtedness, and other securities and investments from tune to time owned by the Fund.

(h) "Shares" refers to the units into which the shareholders' proprietary interests in the Fund are divided.

(i) "Transfer Agent" shall mean the person who performs the transfer agent, dividend disbursing agent, and shareholder servicing agent functions for the Fund.

(j) "Written Instructions" shall mean a written or electronic communication actually received by the Custodian from an Authorized Person or from a person reasonably believed by the Custodian to be an Authorized Person by *telex or any other such system whereby the receiver of such communication is able to verify through codes or otherwise with a reasonable degree of certainty the authenticity of the sender of such communication.

(k) The "1940 Act" refers to the Investment Company Act of 1940, and the Rules and Regulations thereunder, all as amended from time to time.

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2.   Appointment of Custodian.

     (a) The Fund hereby constitutes and appoints the Custodian as custodian of all the Securities and moneys at the time owned by or in the possession of the Fund during the period of this Agreement.

     (b) The Custodian hereby accepts appointment as such custodian for the Fund and agrees to perform the duties thereof as hereinafter set forth.


3.   Compensation.

     (a) The Fund will compensate the Custodian for its services rendered under this Agreement in accordance with the fees set forth in the Fee Schedule annexed hereto as Schedule A and incorporated herein. Such Fee Schedule does not include postage, for which the Custodian shall be entitled to bill separately.

     (b) Any compensation agreed to hereunder may be adjusted from time to time by attaching to Schedule A of this Agreement a revised Fee Schedule, dated and signed by an Authorized Officer of each party hereto.

     (c) The Custodian will bill the Fund as soon as practicable after the end of each calendar month, and said billings will be detailed in accordance with the Fee Schedule. The Fund will promptly pay to the Custodian the amount of such billing.


4.   Custody of Cash and Securities.

     (a) Receipt and Holding of Assets. The Fund will deliver or cause to be delivered to the Custodian all Securities and moneys owned by it at any time during the period of this Agreement. The Custodian shall segregate, keep, and maintain the assets of the Fund separate and apart, including separate identification of Securities held in the Book-Entry System. The Custodian will not be responsible for such Securities and moneys until actually received by it. The Fund shall instruct the Custodian from time to time in its sole discretion, by means of Written Instructions, or in connection with the purchase or sale of Money Market Securities, by means of Oral Instructions or Written Instructions, as to the manner in which and in what amounts Securities and moneys of the Fund are to be deposited on behalf of the Fund in the Book-Entry System or the Depository; provided, however, that prior to the initial deposit of Securities of the Fund in the Book-Entry System or the Depository, the Custodian shall have received Written Instructions specifically approving such deposits by the Custodian in the Book-Entry System or the Depository.

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(b)  Accounts and Disbursements. The Custodian shall establish and maintain a separate account for the Fund and shall credit to the separate account of the Fund moneys received by it for the account of the Fund and shall disburse the same only:

     (1)  in payment for securities purchased for the Fund as provided in
     Section 5 hereof;

     (2) in payment of dividends or distributions with respect to the Shares of the Fund as provided in Section 7 hereof;

     (3) in payment of original issue or other taxes with respect to the Shares of the Fund, as provided in Section 8 hereof;

     (4) in payment for Shares which have been redeemed by the Fund, as provided in Section 8 hereof;

     (5) pursuant to Written Instructions, or with respect to Money Market Securities, oral Instructions or Written Instructions, setting forth the name and address of the person to whom the payment is to be made, the amount to be paid, and the purpose for which payment is to be made; or

     (6) in payment of fees and in reimbursement of the expenses and liabilities of the Custodian attributable to the Fund as provided in Section 11(h) hereof.

(c) Confirmation and Statements. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary of all transfers to or from the account of the Fund during said day. Where securities purchased are in a fungible bulk of securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Depository or the Book-Entry System, the Custodian shall by book entry or otherwise identify the quantity of those securities belonging to the Fund. At least monthly, the Custodian shall furnish the Fund with a detailed statement of the Securities and moneys held for the Fund under this Agreement.

(d) Registration of Securities and Physical Separation. All Securities held for the Fund which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for the Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The

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Fund reserves the right to instruct the Custodian as to the method of registration and safekeeping of the Securities. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any securities which it may hold for the account of the Fund and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to the Fund which are not held in the Book-Entry System or the Depository in a separate account for the Fund in the name of the Fund physically segregated at all times from those of any other person or persons..

(e) Collection of Income and Other Matters Affecting Securities. Unless otherwise instructed to the contrary by Written Instructions, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities therein deposited, shall with respect to all Securities held for the Fund in accordance with this Agreement:

     (1)  collect all income due or payable;

     (2) present for payment and collect the amount payable upon all securities which may mature or be called, redeemed, or retired, or otherwise become payable. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining of any call, redemption, or retirement date with respect to put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place, and manner for the presentment of such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian shall provide to the Fund with respect to put bonds;

     (3)  surrender Securities in temporary form for definitive Securities;

     (4) execute any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect; and

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     (5)  hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and other Securities issued with respect to any Securities held by the Custodian hereunder for the Fund.

(f) Delivery of Securities and Evidence of Authority. Upon receipt of Written Instructions and not otherwise, except for Subparagraphs 5, 6, 7, and 8 which nay be effected by Oral or Written Instructions, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

     (1) execute and deliver or cause to be executed and delivered to such persons as may be designated in such Written Instructions, proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities may be exercised.

     (2) deliver or cause to be delivered any Securities held for the Fund in exchange for other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation, or recapitalization of any corporation, or the exercise of any conversion privilege;

     (3) deliver or-cause to be delivered any Securities held for the Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization, or sale of assets of any corporation, and receive and hold under the terms of this Agreement in the separate account for the Fund such certificates of deposit, interim receipts, or other instruments or documents as may be issued to it to evidence such delivery;

     (4) make or cause to be made such transfers or exchanges of the assets specifically allocated to the separate account of the Fund and take such other steps as shall be stated in said Written Instructions to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation, or recapitalization of the Fund;


     (5) deliver Securities owned by the Fund upon sale of such Securities for the account of the Fund pursuant to Section 5;

     (6) deliver Securities owned by the Fund upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

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(7)  deliver Securities owned by the Fund to the issuer thereof its agent when such Securities are called, redeemed, retired, or otherwise become payable; provided, however, that in any such case the cash or other consideration is to be delivered to the Custodian. Notwithstanding the foregoing, the Custodian shall have no responsibility to the Fund for monitoring or ascertaining of any call, redemption, or retirement date with respect to put bonds which are owned by the Fund and held by the Custodian or its nominee. Nor shall the Custodian have any responsibility or liability to the Fund for any loss by the Fund for any missed payment or other default resulting therefrom unless the Custodian received timely notification from the Fund specifying the time, place, and manner for the presentment of such put bond owned by the Fund and held by the Custodian or its nominee. The Custodian shall not be responsible and assumes no liability to the Fund for the accuracy or completeness of any notification the Custodian may furnish to the Fund with respect to put bonds;

(8) deliver Securities owned by the Fund for delivery in connection with any loans of securities made by the Fund but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund which may be in any form permitted under the 1940 Act or any interpretations thereof issued by the Securities and Exchange Commission or its staff;

(9) deliver Securities owned by the Fund for delivery as security in connection with any borrowings by the Fund requiring a pledge of Fund assets, but only against receipt of amounts borrowed;

(10) deliver Securities owned by the Fund upon receipt of instructions from the Fund for delivery to the Transfer Agent or to the holders of Shares of the Fund in connection with distributions in kind, as may be described from time to time in the Fund's Prospectus, in satisfaction of requests by holders of Shares for repurchase or redemption; and

(11) deliver Securities owned by the Fund for any other proper business purpose, but only upon receipt of, in addition to Written Instructions, a certified copy of a resolution of the Board of Directors signed by an Authorized Person and certified by the Secretary of the Fund, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper business purpose, and naming the person or persons to whom delivery of such Securities shall be made.

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(g)  Endorsement and Collection of Checks, Etc. The Custodian is hereby authorized to endorse and collect all checks, drafts, or other orders for the payment of money received by the Custodian for the account of the Fund.

5.   Purchase and Sale of Investments of the Fund.

     (a) Promptly after each purchase of Securities for the Fund, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, Written Instructions, and
     (ii) with respect to each purchase of Money Market Securities, either Written Instructions or oral Instructions, in either case specifying with respect to each purchase:

          (1)  the name of the issuer and the title of the securities;

          (2) the number of shares or the principal amount purchased and accrued interest, if any;

          (3)   the date of purchase and settlement;

          (4)   the purchase price per unit;

          (5)   the total amount payable upon such purchase;

          (6) the name of the person from whom or the broker through whom the purchase was made, if any;

          (7) whether or not such purchase is to be settled through the Book-Entry System or the Depository; and

          (8) whether the Securities purchased are to be deposited in the Book-Entry System or the Depository.

     The Custodian shall receive all Securities purchased by or for the Fund and upon receipt of such Securities shall pay out of the moneys held for the account of the Fund the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Written or Oral Instructions.

     (b) Promptly after each sale of Securities of the Fund, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, Written Instructions, and (ii) with respect to each sale of Money Market Securities, either written or Oral Instructions, in either case specifying with respect to such sale:

          (1)  the name of the issuer and the title of the securities;

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     (2)  the number of shares or principal amount sold, and accrued interest, if any;

     (3)  the date of sale;

     (4)  the sale price per unit;

     (5)  the total amount payable to the Fund upon such  sale;

     (6) the name of the broker through whom or the person to whom the sale was made; and

     (7) whether or not such sale is to be settled through the Book-Entry System or the Depository.

The Custodian shall deliver or cause to be delivered the Securities to the broker or other person designated by the Fund upon receipt of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable to the Fund as set forth in such Written or such Oral Instructions. Subject to the foregoing, the Custodian nay accept payment in such form as shall be satisfactory to it and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.


Lending of Securities.

(a) If the Fund is permitted as disclosed in its current Prospectus to lend Securities, within 24 hours after each loan of Securities, the Fund shall deliver to the Custodian Written Instructions specifying with respect to each such loan:

     (1) the name of the issuer and the title of the Securities;

     (2) the number of shares or the principal amount loaned;

     (3)  the date of loan and delivery;

     (4) the total amount to be delivered to the Custodian, including the amount of cash collateral and the premium, if any, separately identified;
     (5) the name of the broker, dealer, or financial institution to which the loan was made; and

     (6) whether the Securities loaned are to be delivered through the Book-Entry System or the Depository.

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     (b)  Promptly after each termination of a loan of Securities, the Fund shall deliver to the Custodian Written Instructions specifying with respect to each such loan termination and return of Securities:

          (1) the name of the issuer and the title of the Securities to be returned;

          (2)  the number of shares or the principal amount to be returned;

          (3)  the date of termination;

          (4) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Written Instructions);

          (5) the name of the broker, dealer, or financial institution from which the Securities will be returned; and

          (6) whether such return is to be effected through the Book-Entry System or the Depository.

     The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay the total amount payable upon such return of Securities as set forth in the Written Instructions. Securities returned to the Custodian shall be held as they were prior to such loan.


7.   Payment of Dividends or Distributions.

     (a) The Fund shall furnish to the Custodian the resolution of the Board of Directors of the Fund certified by the Secretary (i) authorizing the declaration of dividends or distributions on a specified periodic basis and authorizing the Custodian to rely on oral or Written Instructions specifying the date of the declaration of such dividends or distributions, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date, and the total amount payable to the Transfer Agent on the payment date, or (ii) setting forth the date of declaration of any dividends or distributions by the Fund, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of the record date, and the total amount payable to the Transfer Agent on the payment date.

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     (b)  Upon the payment date specified in such resolution, Oral Instructions, or Written Instructions, as the case may be, the Custodian shall pay out the total amount payable to the Transfer Agent of the Fund.

8.   Sale and Redemption of Shares.

     (a) Whenever the Fund shall sell any Shares, the Fund shall deliver or cause to be delivered to the Custodian Written Instructions duly specifying:

          (1)  the number of Shares sold, trade date, and price; and

          (2) the amount of money to be received by the Custodian for the sale of such Shares.

     (b) Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the Fund.

     (c) Upon issuance of any Shares in accordance with the foregoing provisions of this Section 8, the Custodian shall pay all original issue or other taxes required to be paid in connection with such issuance upon the receipt of Written Instructions specifying the amount to be paid.

     (d) Except as provided hereafter, whenever any Shares of the Fund are redeemed, the Fund shall cause the Transfer Agent to promptly furnish to the Custodian Written Instructions, specifying:

          (1)  the number of Shares redeemed; and

          (2)  the amount to be paid for the Shares redeemed.

     The Custodian understands that the information contained in such Written Instructions will be derived from the redemption of Shares as reported to the Fund by the Transfer Agent.

     (e) Upon receipt from the Transfer Agent of advice setting forth the number of Shares received by the Transfer Agent for redemption and that such Shares are valid and in good form for redemption, the Custodian shall make payment to the Transfer Agent of the total amount specified in Written Instructions issued pursuant to Paragraph (d) of this Section 8.


9.   Indebtedness.

     (a) The Fund will cause to be delivered to the Custodian by any bank (excluding the Custodian) from which the Fund borrows money for temporary administrative or emergency

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purposes using Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly-deliver to the Custodian Written or oral Instructions stating with respect to each such borrowing:

     (1)  the name of the bank;

     (2) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement;

     (3) the time and date, if known, on which the loan is to be entered into (the "borrowing date");

     (4)  the date on which the loan becomes due and payable;

     (5)  the total amount payable to the Fund on the borrowing date;

     (6) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares, or the principal amount of any particular securities;

     (7) whether the Custodian is to deliver such collateral through the Book-Entry System or the Depository; and

     (8) a statement that such loan is in conformance with the 1940 Act and the Fund's Prospectus.

(b) Upon receipt of the Written or Oral Instructions referred to in Subparagraph (a) above, the Custodian shall deliver on the borrowing date the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Written or oral Instructions. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver as additional collateral in the manner directed by the Fund from time to time such Securities as may be specified in Written or Oral Instructions to collateralize further any transaction described in this Section 9. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in Written or Oral Instructions all of the information

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     required by this Section 9, the Custodian shall not be under any obligation to deliver any Securities. Collateral returned to the Custodian shall be held hereunder as it was prior to being used as collateral.


10.  Persons Having Access to Assets of the Fund.

     (a) No Director, Officer, Employee, or Agent of the Fund, and no officer, director, employee, or agent of the Investment Adviser shall have physical access to the assets of the Fund held by the Custodian or be authorized or permitted to withdraw any investments of the Fund, nor shall the Custodian deliver any assets of the Fund to any such person. No officer, director, employee, or agent of the Custodian who holds any similar position with the Fund, or the Investment Adviser, shall have access to the assets of the Fund.

     (b) The individual employees of the Custodian duly authorized by the Board of Directors of the Custodian to have access to the assets of the Fund are listed in the certification annexed hereto as Appendix C. The Custodian shall advise the Fund of any change in the individuals authorized to have access to the assets of the Fund by written notice to the Fund accompanied by a certified copy of the authorizing resolution of the Custodian's Board of Directors approving such change.

     (c) Nothing in this Section 10 shall prohibit any Officer, Employee, or Agent of the Fund or any officer, director, employee, or agent of the Investment Adviser from giving Oral Instructions or Written Instructions to the Custodian so long as it does not result in delivery of or access to assets of the Fund prohibited by Paragraph (a) of this Section 10.


11.  Concerning the Custodian.

     (a) Standard of Conduct. Except as otherwise provided herein, neither the Custodian nor its nominee shall be liable for any loss or damage, including reasonable counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence or willful misconduct. The Custodian may, with respect to questions of law, apply for and obtain the advice and opinion of counsel to the Fund at the expense of the Fund, or of its own counsel, at the expense of the Fund, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion; provided, however, that if such reliance involves a potential material loss to the Fund, the Custodian will advise the Fund of any such actions to be taken in accordance with advice of counsel to the Custodian.

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The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or the Depository arising by reason of any negligence, misfeasance, or misconduct on the part of the Custodian or any of its employees or agents.

(b) Limit of Duties. Without limiting the generality of the foregoing, the Custodian shall be under no duty or obligation to inquire into, and shall not be liable for:

     (1) the validity of the issue of any Securities purchased by the Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

     (2) the legality of the sale of any Securities by the Fund, or the propriety of the amount for which the same are sold;

     (3) the legality of the issue or sale of any Shares, or the sufficiency of the amount to be received therefor;

     (4) the legality of the redemption of any Shares, or the propriety of the amount to be paid therefor;

     (5) the legality of the declaration or payment of any dividend or other distribution of the Fund; or

     (6) the legality of any borrowing for temporary or emergency administrative purposes.

(c) No Liability Until Receipt. The Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest in the Book-Entry System or the Depository.

(d) Collection Where Payment Refused. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by Written Instructions and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

(e) Appointment of Agents and Sub-Custodians. The custodian nay appoint one or more banking institutions, including but not limited to banking institutions located in foreign countries, to act as Depository or Depositories or as Sub-Custodian or as Sub-Custodians of Securities and moneys at any time owned by the Fund, upon terms and conditions specified in Written Instructions. The Custodian shall use reasonable care in selecting a Depository and/or Sub-Custodian located in a country other than the United States ("Foreign Sub-Custodian") and shall oversee the maintenance of any securities or moneys of the Fund by any Foreign Sub-Custodian.

    Any agreement between the Custodian and any Depository or Sub-Custodian shall impose on such Depository or Sub-Custodian responsibilities and liabilities similar in nature and scope to those imposed by this Agreement relating to the function to be performed by such Depository or Sub-Custodian.

(f) No Duty to Ascertain Authority. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the Fund are such as nay properly be held by the Fund under the provisions of the Fund's Prospectus.

(g) Compensation of the Custodians. The Custodian shall be entitled to receive, and the Fund agrees to pay to the Custodian, such compensation as may be agreed upon from time to time between the Custodian and the Fund. The Custodian may charge against any money specifically allocated to the Fund such compensation and any expenses incurred by the Custodian in the performance of its duties pursuant to such agreement with respect to the Fund. The Custodian shall also be entitled to charge against any money held by it and specifically allocated to the Fund the amount of any loss, damage, liability, or expense incurred with respect to the Fund including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement.

    The expenses which the Custodian may charge against such account include, but are not limited to, the expenses of Sub-Custodians and foreign branches of the Custodian incurred in settling transactions involving the purchase and sale of Securities of the Fund.

(h) Reliance on Certificates and Instructions. The Custodian shall be entitled to rely upon any Written Instructions or Oral Instructions actually received by the Custodian pursuant to the applicable Sections of this Agreement and reasonably believed by the Custodian to be genuine and to be given by an Authorized Person. The Fund agrees to forward to the Custodian Written Instructions from an Authorized Person confirming such Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, *telex, or otherwise, by the close of business on the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions, provided that such instructions reasonably appear to have been received from a duly Authorized Person.

     (i) Inspection of Books and Records. The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the 1940 Act, with particular attention to Section 31 thereof and Rule 3la-1 and 3la-2 thereunder, applicable federal and state tax laws, and any other law or administrative rules or procedures which may be applicable to the Fund. All such records shall be the property of the Fund, and it shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized Officers, Employees, or Agents of the Fund and employees and agents of the Securities and Exchange commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of Securities owned by the Fund and held by the Custodian.

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-lA and Form N-SAR or other reports to or requirements of the Securities and Exchange Commission.


12.  Term and Termination.

     (a) This agreement shall become effective on the date first set forth above (the "Effective Date") and shall continue in effect thereafter as the parties may mutually agree.

     (b) Either of the parties hereto nay terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than 60 days after the date of receipt of such notice. In the event such notice is given by the Fund, it shall be accompanied by a certified resolution of the Board of Directors of the Fund, electing to terminate this Agreement and designating a successor custodian or custodians, which shall be a person qualified to so act under the 1940 Act. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a certified resolution of the Board of Directors of the Fund, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian, which shall be a person qualified to so act under the 1940 Act. If the Fund fails to designate a successor custodian, the

     Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund, be deemed to be its own custodian; and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Fund.

     (c)  Upon the date set forth in such notice under Paragraph
     (b) of this Section 12, this Agreement shall terminate to the extent specified in such notice, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then held by the Custodian, after deducting all fees, expenses, and other amounts for the payment or reimbursement of which it shall then be entitled with respect to the Fund.


13.  Miscellaneous.

     (a) Annexed hereto as Appendix A is a certification signed by two of the present Directors of the Fund setting forth the names and the signatures of the present Authorized Persons. The Fund agrees to furnish to the Custodian a new certification in similar form in the event that any such present Authorized Person ceases to be such an Authorized Person or in the event that other or additional Authorized Persons are elected or appointed. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered certification.

     (b) Annexed hereto as Appendix B is a certification signed by two of the present Directors of the Fund setting forth the names of the present Directors of the Fund who are authorized to give oral and Written Instructions to the Custodian. The Fund agrees to furnish to the Custodian a new certification in similar form in the event any such present Director ceases to be a Director of the Fund, ceases to have authority to provide Oral or Written Instructions to the Custodian, or in the event that other or additional Directors are elected or appointed who may be authorized to provide oral or Written Instructions to the Custodian. Until such new certification shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon the signature of the Directors as set forth in the last delivered certification.

(c) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 20 First Street SW, Minot, North Dakota 58701, or at such other place as the Custodian may from time to time designate in writing.

(d) Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund, shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its offices at 201 South Broadway, Minot, North Dakota 58701, or at such other place as the Fund may from time to time designate in writing.

(e) This Agreement nay not be amended or modified in any manner, except by a written agreement executed by both parties with the same formality as this Agreement, and as may be permitted or required by the 1940 Act.

(f) This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund authorized or approved by a resolution of the Board of Directors of the Fund, and any attempted assignment without such written consent shall be null and void.

(g) This Agreement shall be construed in accordance with the laws of the State of North Dakota.

(h) It is expressly agreed to that the obligations of the Fund hereunder shall not be binding upon any of the Directors, Shareholders, Nominees, officers, Agents, or Employees of the Fund, personally, but bind only the corporate property of the Fund. The execution and delivery of this Agreement have been authorized by the Directors of the Fund and signed by an authorized officer of the Fund, acting as such, and neither such authorization by such Directors nor such execution and delivery by such Officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the corporate property of the Fund.

(i) The captions of the Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(j) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunder duly authorized as of the day and year first above written.

                                    ND TAX-FREE FUND, INC.



                                    By /signature/

                                    Date 10-21-88

                                    Attest:
                                    /signature/



Agreed and Accepted by:

FIRST AMERICAN BANK & TRUST
OF MINOT



By /signature/

Date  10-4-88

Attest:

/signature/

                                   APPENDIX A



    We, Robert E. Walstad and Peter A. Quist, Directors of ND Tax-Free Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota, do hereby certify that the following individuals have been duly authorized as Authorized Persons to give Oral Instructions and Written Instructions on behalf of the Fund, and the signatures set forth opposite their respective names are their true and correct signatures:

     Name                                               Signature

Robert E. Walstad                                       /signature/

Walter Daniel Korgel                                    /signature/

                                                        /signature/
                                                        Robert E. Walstad
                                                        Director


                                                        /signature/
                                                        Peter A. Quist
                                                        Director

                                   APPENDIX B



    We, Robert E. Walstad and Peter A. Quist, Directors of ND Tax-Free Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of North Dakota, do hereby certify that the following individuals serve in the following positions with the Fund, and each individual has been duly elected or appointed to each such position and qualified therefor in conformity with the Fund's Bylaws; and the signatures set forth opposite their respective names are their true and correct signatures:


    Name                        Position                  Signature


Robert E. Walstad               President and             /signature
                                Director

                                                          /signature/
                                                          Robert E. Walstad
                                                          Director


                                                          /signature/
                                                          Peter A. Quist
                                                          Director

                                   APPENDIX C



    I, Duaine E. Espegard, President of First American Bank & Trust of Minot (the "Custodian"), hereby certify pursuant to Section 10(b) of the Custodian Agreement, that the following employees have been duly authorized by the Custodian's Board of Directors to have access to the assets of ND Tax-Free Fund,
Inc.:

          James F. Searcy, Senior Vice President and Trust Officer Armend Lynner, Vice President and Trust officer
          Daniel Langemo, Assistant Vice President and Trust Officer Mary Jane Gullingsrud, Trust Operations Officer

          Signed and dated this 21/st/ day of October, 1988.



                                            /signature/
                                            Duaine E. Espegard
                                            President
                                            First American Bank & Trust of Minot

                                  SCHEDULE A*
                                  FEE SCHEDULE
                      CUSTODIAN AND TRANSFER AGENT CHARGES
                      FIRST AMERICAN BANK & TRUST OF MINOT


                                                            PERCENTAGE
FUND SIZE (NET ASSET VALUE)                                   OF 1%

$        0  TO $10,000,000        (See note below.)            .20

10,000,001 TO 25,000,000                                       .15

25,000,001 TO 40,000,000                                       .12

40,000,001 TO 50,000,000                                       .11

50,000,001 AND LARGER                                          .10


Note:  Subject to monthly minimum fee of $1,700.00

*Schedule A is annexed to and incorporated into both the Custodian Agreement and the Transfer Agency Agreement, because First American .Bank & Trust of Minot ("First American") serves ND Tax-Free Fund, Inc. (the "Fund"), both in the capacity of custodian and in the capacity of Transfer Agent. Although annexed to and incorporated into both the aforementioned Agreements, First American is entitled to only one fee for all services provided to the Fund in both capacities. In other words, the fact that Schedule A forms a part of both Agreements does not entitle First American to charge a fee based upon Schedule A for its services as Custodian and to charge another fee based upon Schedule A for its services as Transfer Agent.